UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

Sovos Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40837	81-5119352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Centennial Parkway, Suite 200 Louisville, CO		80027
(Address of principal executive offices)		(Zip Code)

(720) 316-1225

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SOVO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

A special meeting (the “Special Meeting”) of Sovos Brands, Inc. (the “Company”) stockholders was held at 9:00 a.m. Mountain Time, on October 16, 2023, to consider and vote upon (1) a proposal to adopt the Agreement and Plan of Merger, (“Campbell”), and Premium Products Merger Sub, Inc., a wholly-owned subsidiary of Campbell (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Campbell; and (2) a proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”).  Each of the proposals is described in greater detail in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 13, 2023. The closing of the Merger remains subject to various closing conditions, including regulatory approval. The Company expects that the transaction will close during the fourth quarter of 2023, assuming that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the Merger has expired or been terminated in this period.

As of September 12, 2023, the record date for the Special Meeting, 101,329,105 shares of Company common stock were outstanding and entitled to vote. 93,665,976 shares of Company common stock were represented in person or by proxy at the Special Meeting, constituting a quorum.

The final voting results for the proposals at the Special Meeting are set forth below.

1.	Proposal No. 1: Adoption of the Merger Agreement. The proposal to adopt the Merger Agreement was approved by the affirmative vote of approximately 92.37% of the shares of Company common stock entitled to vote at the Special Meeting. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes

93,604,250	8,007	53,719	-

2.	Proposal No. 2: Adjournment Proposal. Because the Company’s stockholders approved the proposal to adopt the Merger Agreement, the vote was not called on the Adjournment Proposal.

Item 7.01.Regulation FD Disclosure

On October 16, 2023, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K regarding the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, and any other statements regarding future expectations or future events or outcomes that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

All forward-looking information is subject to numerous risks and uncertainties, many of which are beyond the control of the Company or Campbell, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the diversion of management time on transaction-related issues; and the risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel. Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s Definitive Proxy Statement relating to the proposed transaction filed on September 13, 2023, the Company’s Definitive Additional materials filed on October 10, 2023, the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive.

Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this communication. The Company disclaims any obligation to update forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1*	Press Release of Sovos Brands, Inc. dated October 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Exhibit is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SOVOS BRANDS, INC.

	By:	/s/ Isobel A. Jones
	Name:	Isobel A. Jones
	Title:	Secretary

Date: October 16, 2023